UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2014

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 3, 2014, Soligenix, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Hy Biopharma, Inc. (“Hy Biopharma”) pursuant to which the Company acquired certain tangible and intangible assets, properties and rights (the “Hypercin Assets”) of Hy Biopharma related to the development of Hy Biopharma’s synthetic hypericin product. Provided all success-oriented milestones are attained, the purchase price for the Hypercin Assets is $14.025 million, of which approximately 2% is payable in cash and approximately 98% is payable in restricted securities of the Company, and the assumption of certain liabilities of Hy Biopharma related to the Hypercin Assets.

Also on September 3, 2014, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Hy Biopharma, pursuant to which the Company agreed to file with the U.S. Securities and Exchange Commission a registration statement to register for resale under the Securities Act of 1933, as amended, the shares that have been or may be issued to Hy Biopharma in connection with the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, a copy of each of which is attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

The Purchase Agreement and the Registration Rights Agreement are provided to give investors information regarding the agreements’ respective terms. They are not provided to give investors factual information about the Company or the other party thereto. In addition, the representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of such agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

10.1*	Asset Purchase Agreement dated September 3, 2014 between the Company and Hy Biopharma, Inc.

10.2	Registration Rights Agreement dated September 3, 2014 between the Company and Hy Biopharma, Inc.

99.1	Press Release issued by the Company on September 5, 2014.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

	By:	/s/ Christopher J. Schaber
September 5, 2014		Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Asset Purchase Agreement dated September 3, 2014 between the Company and Hy Biopharma, Inc.

10.2	Registration Rights Agreement dated September 3, 2014 between the Company and Hy Biopharma, Inc.

99.1	Press Release issued by the Company on September 5, 2014.